Exhibit 99.1

LRR Energy, L.P. Announces 2011 Year End Results and 2012 Guidance

Houston, Texas (March 21, 2012) - LRR Energy, L.P. (NYSE: LRE) (“LRR Energy”) announced today its operating and financial results for the 46-day period from November 16 through December 31, 2011.

Highlights for the 46-day period ended December 31, 2011

•                              Initial public offering (“IPO”) closed on November 16, 2011; 10,608,000 common units were issued to the public for net proceeds of $188.5 million (including a partial exercise of underwriters’ over-allotment option on December 14, 2011)

•                              Average daily production of 5,761 Boe per day

•                              Estimated proved reserves of 28.8 MMBoe as of December 31, 2011 of which 85% were classified as proved developed; 36% liquids; and standardized measure of $342.3 million

•                              Five-year, $500.0 million credit facility with borrowing base of $250.0 million; $155.8 million outstanding as of December 31, 2011

Eric Mullins, Chairman and Co-Chief Executive Officer, commented, “We are very pleased with our successful initial public offering and the ability to offer our unitholders an investment in our long-lived, low-risk oil and natural gas properties that generate stable cash flows. LRR Energy has multiple avenues for growth through our relationships with Lime Rock Resources, Lime Rock Partners and third party oil and natural gas companies.” Charlie Adcock, Co-Chief Executive Officer, reflected that, “Our experienced team has a proven track record of successful acquisitions, skilled exploitation, distributions and capital management. We have a conservative financial strategy and are focused on increasing distributions through reserve and production growth.”

Results for the 46-day period ended December 31, 2011

•                              Average daily production was 5,761 Boe per day resulting in revenues from the sale of oil, natural gas and NGLs of $11.2 million

•                              Adjusted EBITDA was $10.3 million (see reconciliation of Non-GAAP financial measures on page 10)

•                              Total capital expenditures were $0.8 million

•                              Distributable Cash Flow was $8.0 million (see reconciliation of Non-GAAP financial measures on page 10)

•                              Net income was $12.1 million, or $0.54 per basic and diluted weighted average limited partner unit outstanding

•                              Gains on commodity derivative instruments totaled $10.7 million, including $4.0 million of realized gains and $6.7 million of unrealized gains

•                              Lease operating expenses totaled $2.4 million, production and ad valorem taxes totaled $0.8 million, and depletion and depreciation totaled $3.9 million

•                              General and administrative expense was $1.7 million

Proved Reserves

LRR Energy had 28.8 MMBoe of estimated proved reserves as of December 31, 2011. These estimates were calculated using the unweighted arithmetic average first-day-of-the-month closing price for each month of 2011.  The average trailing twelve-month index prices were $96.19/Bbl for NYMEX-WTI and $4.12/MMBtu for NYMEX-Henry Hub natural gas. For NGL pricing, a differential is applied to the $96.19/Bbl average trailing twelve-month index price for oil. The standardized measure of estimated proved reserves was $342.3 million.

Commodity Derivative Contracts

As of December 31, 2011, LRR Energy had the following outstanding derivative contracts.

	Index	2012	2013	2014	2015
Natural Gas Positions
Price swaps (MMBtus)	NYMEX-HH	3,684,189	5,757,645	5,107,055	4,596,205
Weighted average price		$6.21	$5.59	$5.76	$5.96

Collars (MMBtus)	NYMEX-HH	2,902,801	—	—	—
Floor-Ceiling price		$4.75-7.31	$—	$—	$—

Oil Positions
Price swaps (Bbls)	NYMEX-WTI	251,005	289,323	248,149	219,657
Weighted average price		$102.20	$101.30	$100.01	$98.90

NGL Positions
Price swaps (Bbls)	Mont Belvieu	164,220	—	—	—
Weighted average price		$49.92	$—	$—	$—

Recent Events

During the third week in February and through the second week in March, approximately 1,515 Bbls/d and 1.7 MMcf/d of our Red Lake field production was entirely shut-in due to a compression system upgrade at the gas plant that processes our Red Lake field natural gas.

The upgrade was initially expected to last 7 days, but experienced delays and took 21 days to complete. On an annualized basis, this amount of production represents approximately 105 Boe per day, or approximately 1.8% of the midpoint of our 2012 production guidance. We are currently producing 1,900 Boe per day, which is approximately 105% of pre-curtailment daily production volumes.

Relating to the previously disclosed Pecos Slope field curtailment, approximately 1.3 MMcf/d of production was curtailed in January and February 2012 due to the gas containing a nitrogen percentage greater than our gas purchaser’s specification. Beginning in March, the curtailment was reduced to approximately 0.9 MMcf/d and is expected to remain at this level until the field-wide nitrogen rejection facility is installed. The cumulative curtailment from January to September 2012, on an annualized basis, represents approximately 125 Boe per day, or about 2.1% of the midpoint of our 2012 production guidance. Full restoration of production is expected to occur in October 2012 after a field-wide nitrogen rejection facility is installed by the gas gathering company that gathers and compresses our natural gas in the area. The actual timing and amount of resumed production may differ from these estimates.

During the first quarter of 2012, LRR Energy entered into the following commodity and basis hedges.

	Index	2012	2013	2014	2015
Oil Hedges
Price swaps (Bbls)	NYMEX-WTI	133,925	—	—	—
Weighted average price		$102.90	$—	$—	$—

NGL Hedges
Price swaps (Bbls)	Mont Belvieu	8,543	123,750	—	—
Weighted average price		$95.61	$51.31	$—	$—

Basis Hedges
Price swaps (MMBtus)	Centerpoint	2,315,960	2,465,760	2,221,356	2,016,744
Weighted average price	East	$(0.160)	$(0.195)	$(0.215)	$(0.230)

Price swaps (MMBtus)	WAHA	1,532,120	1,703,460	1,530,444	1,392,480
Weighted average price		$(0.090)	$(0.120)	$(0.130)	$(0.140)

Price swaps (MMBtus)	Houston Ship	1,306,910	1,240,548	1,043,712	903,792
Weighted average price	Channel	$(0.065)	$(0.090)	$(0.085)	$(0.100)

Price swaps (MMBtus)	TEXOK	334,170	347,892	311,532	283,188
Weighted average price		$(0.080)	$(0.105)	$(0.125)	$(0.138)

Note:  The 2012 NGL hedge consisted of the Mont Belvieu product pentane+

In addition, during the first quarter of 2012, LRR Energy entered into two LIBOR swaps. For February 16, 2012 through February 17, 2015 we hedged $150.0 million at a fixed LIBOR rate of 0.5175%. For February 17, 2015 through February 16, 2017 we hedged $150.0 million at a fixed LIBOR rate of 1.7263%. Under our existing bank credit facility, our LIBOR margin is 1.75% to 2.75% depending on amount of facility outstanding.

2012 Guidance

Based upon current estimates, LRR Energy expects production to average 5,700 — 6,100 Boe per day during 2012.

During 2012, LRR Energy expects LOE on a BOE of production basis to average $8.50 and $9.00 per Boe.

LRR Energy expects to spend approximately $21.2 million of total capital expenditures on the development of its oil and natural gas properties in 2012, including approximately $18.0 million of maintenance capital expenditures. Maintenance capital expenditures represent our estimate of the amount of capital required on average per year to maintain our production over the long term. We expect to spend the remaining $3.2 million of estimated expenditures primarily on cost cutting projects and potentially growth capital. The estimated capital expenditures for 2012 do not include any amounts for acquisitions of oil and natural gas properties.

The 2012 guidance set forth above sets forth management’s best estimate based on current and anticipated market conditions and other factors.  While LRR Energy believes that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those we anticipate, as set forth under “Forward-Looking Statements.”

Cash Distribution

On February 14, 2012, LRR Energy paid a prorated cash distribution of $0.2323 per outstanding unit.  The prorated amount corresponded to LRR Energy’s minimum quarterly cash distribution of $0.4750 per unit, or $1.90 on an annualized basis. The prorated period began on November 17, 2011, the day after the closing date of LRR Energy’s initial public offering, and ended December 31, 2011.

Annual Report

LRR Energy expects to file its Annual Report on Form 10-K with the Securities and Exchange Commission no later than March 30, 2012. The 10-K will be available on the Investor Relations page of LRR Energy’s website www.lrrenergy.com or from the Securities and Exchange Commission website www.sec.gov.

Webcast and Conference Call

LRR Energy will host a webcast and conference call on Thursday, March 22, 2012 at 10:00 a.m. EDT (9:00 a.m. CDT) to discuss these results.  Interested parties are invited to participate in the call by dialing 1-877-493-8071 (conference ID: 59263961). It is recommended that participants dial in approximately 10 minutes prior to the start of the conference call.  Participants may access the webcast, titled “LRR Energy, L.P. 2011 Year End Results Conference Call,” from LRR Energy’s website, www.lrrenergy.com, under the tab for “Investor Relations”.

A telephonic replay will be available after the call through Thursday, March 29, 2012. Participants may access this replay by dialing 1-800-585-8367 (conference ID: 59263961).

About LRR Energy, L.P.

LRR Energy is a Delaware limited partnership formed in April 2011 by affiliates of Lime Rock Resources to operate, acquire, exploit and develop producing oil and natural gas properties in North America. LRR Energy’s properties are located in the Permian Basin region in West Texas and southeast New Mexico, the Mid-Continent region in Oklahoma and East Texas and the Gulf Coast region in Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “estimate,” “plan” or “will” or other similar words. Forward looking statements in this press release relate to, among other things, LRR Energy’s expectations regarding future results, the full restoration of production at the Pecos Slope Field, production volumes, lease operating expenses and capital expenditures. Actual results and future events could differ materially from those anticipated in such statements. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. These risks and uncertainties include, among other things, a decline in oil, natural gas or NGL prices, the risk and uncertainties involved in producing oil and natural gas, competition in the oil and natural gas industry, governmental regulations and the risks and uncertainties discussed in the “Risk Factors” section of our Prospectus that was filed with the Securities and Exchange Commission on November 14, 2011. Unless legally required, LRR Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Contacts:

Todd Hassen

Director of Finance

(713) 292-9534

thassen@lrrenergy.com

Jaime Casas

Chief Financial Officer

(713) 345-2126

jcasas@lrrenergy.com

LRR Energy, L.P.

Selected Operating Data

For the period from November 16 to December 31, 2011

 (unaudited)

Production:
Oil (MBbls)	65
Natural gas (MMcf)	1,038
NGLs (MBbls)	27
Total (MBoe)	265
Average net production (Boe/d)	5,761

Average sales price:
Oil (per Bbl):
Sales price	$94.12
Effect of realized commodity derivative instruments	11.03
Realized sales price	$105.15

Natural gas (per Mcf):
Sales price	$3.35
Effect of realized commodity derivative instruments	3.20
Realized sales price	$6.55

NGLs (per Bbl)
Sales price	$58.04
Effect of realized commodity derivative instruments	(0.93)
Realized sales price	$57.11

Average unit costs per Boe:
Lease operating expenses	$9.21
Production and ad valorem taxes	$3.21
General and administrative expenses	$6.27
Depletion and depreciation	$14.80

LRR Energy, L.P.

Consolidated Statement of Operations

For the period from November 16 to December 31, 2011

(in thousands, except per unit amounts)

(unaudited)

Revenues:
Oil sales	$6,118
Natural gas sales	3,482
Natural gas liquids sales	1,567
Realized gain on commodity derivative instruments	4,015
Unrealized gain on commodity derivative instruments	6,664
Total revenues	21,846

Operating Expenses:
Lease operating expense	2,441
Production and ad valorem taxes	850
Depletion and depreciation	3,923
Accretion expense	168
General and administrative expense	1,662
Total operating expenses	9,044

Operating income	12,802

Other income (expense), net
Interest expense	(604)
Other income (expense), net	(604)

Income before taxes	12,198
Income tax expense	(48)
Net income	$12,150

Computation of net income per limited partner unit:

General partners’ interest in net income	$12

Limited partners’ interest in net income	$12,138

Net income per limited partner unit	$0.54

Weighted average number of limited partner units outstanding	22,418

LRR Energy, L.P.

Consolidated Statement of Cash Flows

For the period from November 16 to December 31, 2011

(in thousands)

(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$12,150
Adjustments to reconcile net income to net cash provided by operating activities
Depletion and depreciation	3,923
Unrealized gain on derivative instruments, net	(6,664)
Accretion expense	168
Amortization of equity awards	31
Amortization of deferred financing costs	50

Changes in operating assets and liabilities
Change in oil and natural gas sales	(11,801)
Change in trade and other	(1,123)
Change in prepaid expenses	(578)
Change in trade accounts payable	2,707
Change in amounts due from affiliates	536
Change in accrued liabilities	2,739
Change in deferred tax liability	35
Net cash provided by operating activities	2,173

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of oil and natural gas properties	(14)
Development of oil and natural gas properties	(741)
Net cash used in investing activities	(755)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from IPO	188,451
Contribution by general partner	426
Transaction costs	(4,716)
Deferred financing costs	(1,415)
Borrowings under revolving credit facility	155,800
Principal payments on revolving credit facility	(27,251)
Distributions	(311,200)
Net cash provided by financing activities	95

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,513

CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	—

CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$1,513
Supplemental disclosure of cash flow information
Cash paid for interest during the period	31

Supplemental disclosure of non-cash items to reconcile investing and financing activities
Property and equipment:
Accrued capital costs	(1,421)
Asset retirement obligations	(298)

LRR Energy, L.P.

Consolidated Balance Sheet

December 31, 2011

(in thousands, except unit amounts)

(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$1,513
Accounts receivable:
Oil and natural gas sales	11,801
Trade and other	1,123
Commodity derivative instruments	16,064
Prepaid expenses	578
Total current assets	31,079

Property and equipment (successful efforts method)	644,188
Accumulated depletion, depreciation and impairment	(245,581)
Total property and equipment, net	398,607

Commodity derivative instruments	27,015
Deferred financing costs, net of accumulated amortization	1,365
TOTAL ASSETS	$458,066

LIABILITIES AND UNITHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$2,707
Accrued liabilities	2,739
Accrued capital cost	1,421
Commodity derivative instruments	186
Due to affiliates	536
Asset retirement obligations	359
Total current liabilities	7,948

Long-term liabilities:
Revolving credit facility	155,800
Asset retirement obligations	22,780
Deferred tax liabilities	35
Total long-term liabilities	178,615
Total liabilities	186,563
Contractual obligations and commitments

Unitholders’ equity:
General partner (22,400 units issued and outstanding as of December 31, 2011)	438
Public common unitholders (10,608,000 units issued and outstanding as of December 31, 2011)	189,537
Affiliated common unitholders (5,049,600 units issued and outstanding as of December 31, 2011)	35,007
Subordinated unitholders (6,720,000 units issued and outstanding as of December 31, 2011)	46,521
Total unitholders’ equity	271,503
TOTAL LIABILITIES AND UNITHOLDERS’ EQUITY	$458,066

LRR Energy, L.P.

Non-GAAP Reconciliation

For the period from November 16 to December 31, 2011

(in thousands)

(unaudited)

We define Adjusted EBITDA as net income plus income tax expense (benefit); interest expense; depletion and depreciation; accretion of asset retirement obligations; amortization of equity awards; gain (loss) on settlement of asset retirement obligations; unrealized losses on commodity derivative contracts; impairment of oil and natural gas properties less interest income; unrealized gains on commodity derivative contracts and other non-recurring items that we deem appropriate. Distributable Cash Flow is defined as Adjusted EBITDA less income tax expense; cash interest expense, net; realized losses on interest rate swaps; and estimated maintenance capital expenditures.

Adjusted EBITDA and Distributable Cash Flow are used as supplemental financial measures by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance as compared to that of other companies and partnerships in our industry, without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate sufficient cash flow to make distributions to our unitholders; and our ability to incur and service debt and fund capital expenditures.

Adjusted EBITDA and Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Our Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA or Distributable Cash Flow in the same manner. The following table presents a reconciliation of Adjusted EBITDA to net income and net cash provided by operating activities, our most directly comparable GAAP financial performance and liquidity measures, for the period from November 16 to December 31, 2011.

Reconciliation of Adjusted EBITDA to Net Income

Net income	$12,150
Income tax expense	48
Interest expense	604
Depletion and depreciation	3,923
Accretion of asset retirement obligations	168
Amortization of equity awards	31
Gain (loss) on settlement of asset retirement obligations	—
Unrealized losses on commodity derivative instruments	—
Impairment of oil and natural gas properties	—
Interest income	—
Unrealized gain on commodity derivative instruments	(6,664)
Adjusted EBITDA	$10,260

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

Net cash provided by operating activities	$2,173
Change in working capital	7,485
Interest expense, net	554
Income tax expense	48
Adjusted EBITDA	$10,260

The following table presents a reconciliation of Distributable Cash Flow to Adjusted EBITDA for the period from November 16 to December 31, 2011. Adjusted EBITDA is reconciled to net income and net cash provided by operating activities, our most directly comparable GAAP financial performance and liquidity measures, above.

Adjusted EBITDA	$10,260
Income tax expense	(48)
Cash Interest expense	—
Estimated maintenance capital (1)	(2,250)
Distributable Cash Flow	$7,962

(1)          Estimated annual maintenance capital is $18 million.  Amount represents pro-rated capital for the 46 day period from November 16 to December 31, 2011.